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                                                                    Exhibit 23.4






                        INDEPENDENT AUDITORS' CONSENT



        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of Unibanco - Unico de Bancos Brasileiros S.A. ("Unibanco") of our report dated June 23, 2003 appearing in the Annual Report of Unibanco on Form 20-F for the fiscal year ended December 31, 2002, as amended, and of our report dated August 11, 2003 appearing in Unibanco's Form 6-K filed on August 20, 2003 and to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in the Prospectus, which is part of such Registration Statement.



/ s / Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Auditores Independentes


Sao Paulo, Brazil
September 10, 2003



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                        INDEPENDENT AUDITORS' CONSENT



        We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form F-3 of Unibanco Holdings S.A. ("Unibanco Holdings") of our report dated June 23, 2003 appearing in Annual Report of Unibanco Holdings on Form 20-F for the fiscal year ended December 31, 2002, as amended, and of our report dated August 11, 2003 appearing on Unibanco Holdings' Form 6-K filed on August 20, 2003, and to the reference to us under the headings "Summary Consolidated Financial Information" and "Experts" in the Prospectus, which is part of such Registration Statement.



/ s / Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Auditores Independentes


Sao Paulo, Brazil
September 10, 2003